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                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                         VANGUARD MONEY MARKET RESERVES


1. Average Annual Total Return (As of May 31, 1998)


        P (1 + T)(n) = ERV


     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period


    EXAMPLE:
        Prime
     One Year
          P =    $1,000
          T =    5.49%
          N =    1
        ERV =    $1,054.87
    Five Year
          P =    $1,000
          T =    4.92%
          N =    5
        ERV =    $1,271.70
     Ten Year
          P =    $1,000
          T =    5.80%
          N =    10
        ERV =    $1,757.41
      Federal
     One Year
          P =    $1,000
          T =    5.42%
          N =    1
        ERV =    $1,054.22
    Five Year
          P =    $1,000
          T =    4.88%
          N =    5
        ERV =    $1,268.70
     Ten Year
          P =    $1,000
          T =    5.69%
          N =    10
        ERV =    $1,739.03

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
    Prime Institutional Shares
     One Year
          P =    $1,000
          T =    5.67%
          N =    1
        ERV =    $1,056.66
    Five Years
          P =    $1,000
          T =    5.10%
          N =    5
        ERV =    $1,282.57
    Ten Years
          P =    $1,000
          T =    5.49%*
          N =    *
        ERV =    $1,588.84*


* Since Inception on October 3, 1989